UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRANSENTERIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2962080
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300

Morrisville, North Carolina

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so Registered	Name of each exchange on which each class is to be registered
Common Stock $0.001 par value per share	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-193235

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share, of TransEnterix, Inc. (the “Company”) to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-3, as amended (File No. 333-193235), originally filed with the Securities and Exchange Commission (the “Commission”) on January 8, 2014, as amended and filed with the Commission on April 2, 2014, and as may be subsequently amended from time to time (the “Registration Statement”), and is hereby incorporated by reference. Any form of prospectus subsequently filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith or incorporated by reference because no other securities of the Company are registered on the NYSE MKT and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRANSENTERIX, INC.

By:	/s/ Todd M. Pope
Name: Todd M. Pope Title: Chief Executive Officer

Date: April 7, 2014